July 18, 1995


Robert S. Speizman, President
Speizman Industries, Inc.
P.O. Box 31215
Charlotte, NC 28231

Dear Bob:

This will confirm the appointment of Speizman Industries as our exclusive distributor in the United States for a period of two years commencing August 1, 1995.

Speizman will have the exclusive rights to sell our equipment in the United States, its territories and possessions. In addition, effective January 1, 1996, through July 31, 1997, Speizman Industries will have the exclusive right to service and sell spare parts for our equipment in the United States.

It is understood that HTS Services will continue to act on our behalf for our service and spare parts of new Orizio machines in your territory until December 31, 1995.

I will send you all of the details of the method of payment, warranty on our equipment and other details in the next week to ten days followed by the official contract.

Sincerely,

ORIZIO PAOLO, S.p.A.                            IN ACCEPTANCE:

(Signature of Alberto Orizio appears here)  (Signature appears here)

   Alberto Orizio                            Speizman Industries, Inc.